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                                                                  NEWS RELEASE

                                    [LETTERHEAD]

FOR IMMEDIATE RELEASE


                 CHART INDUSTRIES OBTAINS AMENDED CREDIT AGREEMENT


Cleveland, OH - August 25, 1999 - Chart Industries, Inc. (NYSE: CTI) today reported that Chase Manhattan Bank, its agent bank, and the other lending banks voted to amend its $300 million consolidated multi-currency credit and revolving loan facility. The amendment provides for modified covenants based on current performance levels, adjusted interest rates, and suspension dividend payments.


The Company believes it will have sufficient cash flow from operations and available borrowings to fund principal and interest payments and capital expenditures.


Chart Industries, Inc., manufactures standard and custom-built industrial process equipment primarily for low-temperature and cryogenic applications. Headquartered in Cleveland, Ohio, Chart has domestic operations located in 14 states and international operations located in Australia, China, Czech Republic, England, Germany, and Singapore.

For more information on Chart Industries, Inc., visit the Company's home page web site at www.chart-ind.com.



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